                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by Registrant                            [x]
Filed by a Party Other than Registrant         [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only as listed by Rule 14a-6(e)(2)0
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act rule 14a-11(c) or 14a-12

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.
                (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than
                                 the Registrant)

Payment of Filing fee (Check the appropriate box)
[x] No Fee Required
[ ] Fee computed on table below
Title of each class of securities to which transaction applies:
Aggregate Number of Securities to which transaction applies:
Per unit price or the underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):
Proposed maximum aggregate value of transaction:  $
Total fee paid: $
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
Amount Previously Paid:  $_______________.
Form, Schedule or Registration Statement No.:  ________
Filing Party:
Date Filed:


---------------------------------
Copies of all communications to:


Herbert F. Kozlov, Esq.
Parker Duryee Rosoff & Haft, P.C.
529 Fifth Avenue
New York, New York  10017

                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION


                          276 FIFTH AVENUE, SUITE 1105
                            NEW YORK, NEW YORK 10001


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 18, 2000


To the Stockholders of

WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION, a Delaware corporation (the "Company"), will be held on October 18, 2000 at the hour of 3:00 p.m. Eastern Daylight Time, at the Holiday Inn at Westbury, 369 Old Country Road, Carle Place, New York 11514, for the following purposes:

   (1)   To elect seven members to the Board of Directors of the Company;

   (2) To consider and vote upon a proposal to amend the Company's 1999 Stock Option Plan;

   (3) To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Magnum Sports & Entertainment, Inc.;

   (4) To consider and vote on a proposal to amend the Company's Certificate of Incorporation to provide for a 5 to 1 reverse capitalization of the Company's outstanding common stock, $.01 par value;

   (5) To ratify the selection of Friedman Alpren & Green LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

   (6) To transact such other business as may properly come before the Meeting.

     Only Stockholders of record at the close of business on September 11, 2000 are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponements or adjournments thereof.

     You are requested to fill in, date and sign the enclosed proxy card(s), which are being solicited by the Company's Board of Directors. The prompt return of your proxy will save the Company the expense of further requests for proxies. Submitting a proxy will not prevent you from voting in person, should you so desire.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. YOUR FAILURE TO EXERCISE YOUR VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSED AMENDMENTS OF THE CERTIFICATE OF INCORPORATION.


By Order of the Board of Directors,

/s/ Charles A. Koppelman                /s/ Herbert F. Kozlov
------------------------                ---------------------
Charles Koppelman,                      Herbert F. Kozlov,
Chairman of the Board                   Secretary


September 26, 2000

                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION
                          276 FIFTH AVENUE, SUITE 1105
                            NEW YORK, NEW YORK 10001


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 18, 2000


     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held on October 18, 2000 at 3:00 p.m. Eastern Daylight Time at the Holiday Inn at Westbury, 369 Old Country Road, Carle Place, New York 11514 and at any postponements or adjournments thereof. Only Stockholders of record at the close of business on September 11, 2000 are entitled to vote at the Meeting or any postponements or adjournments thereof.


     Proxies will be solicited by mail, and the Company will pay all expenses of preparing and soliciting such proxies. The approximate date on which this Proxy Statement and the enclosed form of proxy cards were first sent or given to Stockholders was September 26, 2000.


     A proxy card is enclosed. Whether or not you plan to attend the Meeting in person, please date, sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided to ensure that your shares will be voted at the Meeting.


     Stockholders who execute proxies retain the right to revoke them at any time by written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the Meeting and voting in person. Unless a proxy is so revoked, the person designated as proxy in any duly executed proxy card received, will vote on all matters presented at the Meeting in accordance with the specifications given therein by the person executing such proxy or, in the absence of specified instructions, will vote for the named nominees to the Company's Board of Directors and in favor of each of the proposals indicated on such proxy. The Board of Directors does not know of any other matter that may be brought before the Meeting but, in the event that any other matter should come before the Meeting, or any nominee should not be available for election, the persons named as proxy will have authority to vote all Proxies not marked to the contrary in their discretion as they deem advisable.


     Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.


     The total number of shares of the Company's Common Stock outstanding as of September 11, 2000 was 25,805,433 shares. There are no shares of Preferred Stock outstanding. Each share of Common Stock is entitled to one non-cumulative vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 12,902,717 shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.


     A list of Stockholders entitled to vote at the Meeting will be available at the Company's offices, 276 Fifth Avenue, Suite 1105, New York, New York 10001 for a period of ten days prior to the Meeting and at the Meeting itself for examination by any Stockholder.

                                   THE MEETING


TIME AND PLACE OF ANNUAL MEETING

     The Meeting is scheduled to be held at 3:00 p.m., local time, on October 18, 2000 at the Holiday Inn at Westbury, 369 Old Country Road, Carle Place, New York 11514.


PURPOSE OF THE MEETING

     At the Meeting, the Company's Stockholders will be asked (a) to elect seven members to the Board for the ensuing year; (b) to consider and vote upon the adoption of an amendment to the Company's 1999 Stock Option Plan; (c) to consider and vote on a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Magnum Sports & Entertainment, Inc.; (d) to consider and vote on a proposal to amend the Company's Certificate of Incorporation to provide for a 5 to 1 reverse capitalization of the Company's outstanding common stock, $.01 par value; (e) to ratify Friedman Alpren & Green LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and (f) to transact any such other business as may properly come before the Meeting or any postponement or adjournment thereof. Management reserves the right to withdraw any of these proposals from consideration prior to the actual vote thereupon.


VOTING AND SOLICITATION OF PROXIES

     All shares of Common Stock represented at the Meeting by properly executed proxies received prior to the vote at the Meeting, unless previously revoked (as described immediately below), will be voted in accordance with the instructions thereon. Where a properly signed proxy is returned and no instructions are given, proxies will be voted FOR (i) the election of the nominees named herein as members of the Board; (ii) the adoption of an amendment to the Company's 1999 Stock Option Plan; (iii) the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company; (iv) the proposed amendment to the Company's Certificate of Incorporation to provide for a 5 to 1 reverse capitalization of the Company's outstanding common stock, $.01 par value; and (v) the ratification of Friedman Alpren & Green LLP as the Company's independent certified public accountants. No matters other than those referred to above are presently scheduled to be considered at the Meeting.

     A broker who holds shares in "street name" will not be entitled to vote on either proposal to amend the Certificate of Incorporation without instructions from the beneficial owner of such shares. This inability to vote is referred to as a broker non-vote. Stockholder abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. Pursuant to the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation and by-laws, a proposal to amend the Certificate of Incorporation must be approved by the vote of a majority of the votes eligible to be cast by the Company's Stockholders at the Meeting, and, as a result, abstentions and broker non-votes will have the same effect as a vote against such proposals.

     Stockholders giving proxies may revoke them at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 276 Fifth Avenue, Suite 1105, New York, New York 10001 either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares; or by attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy).

     Proxies are being solicited by and on behalf of the Board of Directors of the Company. The Company will solicit proxies by mail, and the directors, officers and employees of the Company may also solicit proxies by telephone, telegram or personal interview. Those persons will receive no additional compensation for these services but will be reimbursed for reasonable out-of-pocket expenses. The Company will bear the costs of preparing and mailing the proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of shares of Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

SHARES ENTITLED TO VOTE


     The close of business on September 11, 2000 has been fixed as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 25,805,433 shares of Common Stock issued and outstanding and entitled to vote.


     Each share of Common Stock entitles the holder thereof to one vote. Accordingly a total of 25,805,433 votes may be cast at the Meeting. The holders of shares of Common Stock representing a majority of all votes entitled to be cast at the Meeting, present in person or represented by proxy at the Meeting, shall constitute a quorum. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.


VOTE REQUIRED


     If a quorum is present at the meeting, the following votes are required to approve each proposal, respectively:


   Proposal 1: The affirmative vote of a majority of the votes cast shall be sufficient to elect each nominee on the Company's slate of directors. Abstentions will be counted as votes against such proposal and broker non-votes will not be counted.


   Proposal 2: The affirmative vote of a majority of the votes cast shall be sufficient to approve the proposed amendment to the Company's 1999 Stock Option Plan. Abstentions will be counted as votes against such proposal and broker non-votes will not be counted.


   Proposal 3: The affirmative vote of 12,902,717 shares, constituting a majority of the outstanding shares of the Company's Common Stock shall be sufficient to approve the proposed amendment to the Company's Certificate of Incorporation to change the name of the Company. Abstentions and broker non-votes will be counted as votes against such proposal to amend the Certificate of Incorporation.


   Proposal 4: The affirmative vote of 12,902,717 shares, constituting a majority of the outstanding shares of the Company's Common Stock shall be sufficient to approve the proposed amendment to the Company's Certificate of Incorporation to provide for a 5 to 1 reverse capitalization of the Company's outstanding common stock, $.01 par value. Abstentions and broker non-votes will be counted as votes against such proposal to amend the Certificate of Incorporation.


   Proposal 5: The affirmative vote of a majority of the votes cast shall be sufficient to ratify the selection of Friedman Alpren & Green LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2000. Abstentions will be counted as votes against such proposal and broker non-votes will not be counted.


SHARES COMMITTED


     The Company has been advised by various members of management and the Board who, in the aggregate, hold or otherwise have voting power with respect to 3,334,834 shares of Common Stock (representing approximately 12.92% of the shares of Common Stock outstanding) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the Meeting, including the election of each of the candidates nominated to serve on the Board.


NO APPRAISAL RIGHTS


     Under the General Corporation Law of the State of Delaware, Stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Meeting.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS

     Seven directors are to be elected at the Meeting to serve for a term of one year or until their respective successors are elected and qualified.


INFORMATION CONCERNING NOMINEES

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age, his tenure as a director and the number of shares of the Company's Common Stock beneficially owned as of September 11, 2000:



                                                                                  NUMBER
                                                                                 OF SHARES      APPROXIMATE
                                           POSITIONS              DIRECTOR     BENEFICIALLY      PERCENTAGE
NAME                      AGE   PRESENTLY HELD WITH THE COMPANY     SINCE        OWNED (1)      OF CLASS (2)
------------------------ ----- --------------------------------- ---------- ------------------ -------------
Robert Gutkowski .......  52    Chief Executive Officer and       2000              183,333(3)           *
                                Director
Charles Koppelman ......  60    Director, Chairman of the Board   1999            2,054,033(4)        7.9%
Herbert Kozlov .........  46    Secretary and Director            1996              779,000(5)        3.0%
Harvey Silverman .......  58    Director                          1996              710,834(6)        2.7%
John D'Angelo ..........  43    In-House General Counsel and      1999              316,666(7)        1.2%
                                Director
Arthur Barron ..........  66    Director                          2000                5,000              *
Chester Simmons ........  71    Director                          2000                5,000              *

----------
*     Less than one percent.

(1) Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Includes 1,916,666 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(3) Includes 83,333 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(4) Includes 520,833 shares that may be acquired upon the exercise of currently exercisable options and warrants. The shares issued to Mr. Koppelman vest pro-rata over a three-year period conditioned upon Mr. Koppelman's serving a three year term as a member of the Board of Directors of the Company and as Chairman of the Board of Directors of the Company.

(5) Includes 485,500 shares that may be acquired upon the exercise of currently exercisable options and warrants and includes 8,000 shares held under the NYGUMA for the benefit of his minor children. Does not include shares and warrants to acquire additional shares held by members of a law firm of which Mr. Kozlov is a member; Mr. Kozlov disclaims beneficial ownership of such shares.

(6) Includes 627,000 shares that may be acquired upon the exercise of currently exercisable options and warrants.

(7) Includes 200,000 shares that may be acquired upon the exercise of currently exercisable options and includes 16,666 shares owned by A.R. D'Angelo Trust, a family trust of which Mr. D'Angelo is a co-trustee and a beneficiary.

     ROBERT GUTKOWSKI has been President, Chief Executive Officer and a director of the Company since June 2000. He has an extensive background presiding over prominent sports and entertainment companies. In 1991 he was named President of Madison Square Garden. In that position, he was responsible for the operations of the New York Knickerbockers, the New York Rangers, which won the 1994 Stanley Cup Championship, and MSG Communications which included the MSG Network. While President of the MSG Network, Gutkowski negotiated the landmark twelve-year $486 million deal to telecast New York Yankees baseball and the network grew to become the nation's largest and most profitable regional sports network. In 1995 he founded, and later took public, The Marquee Group, Inc., a worldwide sports and entertainment firm that managed, produced and marketed sports and entertainment events and provided representation for athletes, entertainers and broadcasters. At Marquee, Gutkowski executed an aggressive growth strategy through the acquisition of such companies as Athletes and Artists, Sports Marketing and Television International, QBQ Entertainment, Tollin-Robbins Entertainment, Park Associates, Alphabet City Records, Cambridge Golf and ProServ. He successfully sold The Marquee Group, Inc. in 1999 to SFX Entertainment for more than $100 Million.

     CHARLES KOPPELMAN has been Chairman of the Board of Directors of the Company since June 2000 and a director of the Company since June 1999. He has also been the Chairman of the Board of Directors of Sportcut.com, the Company's 88.5% owned Internet subsidiary since October 1999. Since 1998, he has been Chairman and Chief Executive Officer of CAK Entertainment. He is also Chairman of the Board of Directors of Steven Madden, Ltd., and a director of the Rock and Roll Hall of Fame. He is also Chairman of the Board of Medalist Entertainment, a subsidiary of Alliance Entertainment. He is also on the arts board at Tufts University and is a Trustee of North Shore Hospital. He is also on the Board of Governors of New York Hospital and sits on the Dean's Council at Hofstra Law School. Until 1997, he was the Chairman and Chief Executive Officer of EMI Records Group--North America and successfully oversaw all North American activities of EMI's many record labels.

     HERBERT F. KOZLOV has been a director and secretary of the Company since July 1996. Mr. Kozlov is a member of Parker Duryee Rosoff & Haft, counsel to the Company. Mr. Kozlov is also a director of HMG Worldwide Corporation, Alpha Hospitality Corporation and a number of privately held companies. He has been a practicing attorney for more than twenty years.

     HARVEY SILVERMAN, has been a director of the Company since July 1996. Mr. Silverman is a Senior Managing Director of Spear Leeds & Kellog in New York, where he has been employed since 1963. Mr. Silverman is a former Governor on the American Stock Exchange and is a director of Intermarket Clearing Corp.

     JOHN D'ANGELO has been In-House General Counsel of the Company since April 1998 and a director of the Company since 1999. He is a graduate of Cornell University and the University of Virginia School of Law where he was a member of the Law Review. His previous legal experience spans over ten years, principally as a corporate attorney with the firm of Davis Polk & Wardwell.

     ARTHUR BARRON has been a director of the Company since September 2000. Mr. Barron was Chairman of Time Warner International until 1995. Time Warner International is a corporate unit of Time Warner, Inc. charged with strategic development outside the U.S. for developing new business ventures, partnerships, acquisitions and investments in the international media and entertainment industries. Previously, he worked for Paramount Communications Inc. for 26 years including the period from 1984 through 1989 when he was president of Paramount Communications Inc.'s Entertainment Group, which included Paramount Pictures, Madison Square Garden and the New York Knicks and New York Rangers. He also has extensive government experience, having been a member of the State Department Advisory Committee on International Communications and Information Policy; the Commerce Department Advisory Committee on High Definition Television; and, at the U.S. State Department's request, negotiated the Cultural Affairs issues which arose during the U.S.-Canadian Free Trade negotiations. From 1997 to 1999 he was a member of the Board of Directors of The Marquee Group, Inc., a company specializing in sports production, marketing and talent representation. He currently serves as a Trustee of the American Museum of the Moving Image and on the advisory committee of MediaTel Capital, a fund specializing in media and telecommunications investments in North America. In 1987 he was awarded the Commander of Arts & Letters by the French Government, which is one of France's highest civilian commendations. In 1998, he was given the Minister's Commendation Award of the Ministry of Posts and Telecommunications of Japan, in appreciation of his efforts in conducting research on telecommunications essential to policy-making of the Japanese and U.S. governments.

     CHESTER SIMMONS has been a director of the Company since September 2000. Mr. Simmons began his television career in 1957 when he joined Sports Programs, Inc. which soon developed into the American Broadcasting Company (ABC) unit responsible for that network's sports programming where he was involved with the acquisition, programming and production of NCAA College Football, The National Basketball Association (NBA) and the Summer and Winter Olympic Games (Innsbruck, Tokyo). He then moved to NBC where he played a major role in all phases of the network's acquisition and coverage of Major League Baseball, The National Hockey League (NHL), NCAA Football and Basketball (including the Championship Tournament--"The Final Four"), the Rose Bowl, The Professional Golfers Association (PGA) Tour, Wimbledon, The French Open, and various Olympics (Moscow and Sapporo). In 1977, he was named the first president of NBC's Sports Division. He later became President and CEO of ESPN prior to its launch in 1979 and guided it through its infancy where his ability to build, organize and manage a new entity was a prime factor in ESPN's current recognition as the preeminent and most successful cable network in the world. He subsequently became the Commissioner of the United States Football League
(USFL), organizing and building the league's office and management team, directing its expansion and seeing it through its first two seasons, before leaving in 1985 after the final decision was made to move the league to the fall. For the last five years, Mr. Simmons has been President and CEO of his own consulting company specializing in the media with emphasis on cable and television sports production, management, and organization. He serves on the Board of Directors of Select Media Communications and is an Adjunct Professor in the College of Applied Professional Sciences, Department of Sports Administration of the University of South Carolina.

     All directors will hold office until the next annual meeting of Stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of Stockholders and until their successors are chosen and qualified.


INFORMATION CONCERNING THE BOARD

     The Board of Directors held 10 meetings, including actions taken by unanimous written consent, during the year ended December 31, 1999. All of the then incumbent directors were present at each such meeting either in person or through teleconference with the exception of two meetings where one director was not present.

     The Board of Directors is responsible for oversight and administration of executive compensation and also reviews and implements appropriate action with respect to all matters pertaining to stock options granted under the Company's 1999 stock option plan. Each member of the Board of Directors participated in the determination of the level of compensation of the Company's executive officers. Three of such directors are officers of the Company, i.e., Robert Gutkowski, Chief Executive Officer, John D'Angelo, In-House General Counsel, and Herbert F. Kozlov--Secretary.

     The Company formed a Compensation Committee in 1999 comprised of Harvey Silverman, Herbert Kozlov and John D'Angelo to review executive compensation and to report to the Board of Directors on such matters. During 1999, John D'Angelo received cash compensation as In-House General Counsel of the Company. Herbert
F. Kozlov is a member of Parker Duryee Rosoff & Haft, counsel to the Company, which received legal fees from the Company during the year ended December 31, 1999.

     The Audit Committee of the Board is charged with the review of the activities of the Company's independent auditors, including, but not limited to, fees, services and scope of audit. In 1999 the Audit Committee was composed of Messrs. Kozlov and Silverman. The Audit Committee is presently composed of Messrs Koppelman and Silverman. The Audit Committee met once during the year ended December 31, 1999.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that through December 31, 1999, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF
               DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES

                                  PROPOSAL 2


      PROPOSAL TO APPROVE AMENDMENT TO 1999 STOCK OPTION PLAN TO INCREASE
            THE NUMBER OF STOCK OPTIONS ISSUABLE UNDER SUCH PLAN TO
                           10,000,000 STOCK OPTIONS


     The Company's Board of Directors adopted the Company's 1999 Stock Option Plan (the "Plan") on September 14, 1999 and stockholder approval of the Plan was obtained at the Company's annual meeting of shareholders held on December 17, 1999. A summary of the principal provisions of the Plan appears below and the text of the Plan is attached as Appendix A hereto.


     The Plan as approved in 1999 authorized, among other things, the reservation of 2,000,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Plan. The current proposal is simply a request by the Company for shareholder approval to increase the number of shares reserved under the Plan from 2,000,000 to 10,000,000 shares. Presently, the Company has granted options to acquire the maximum number of shares reserved under the Plan and requests that it be able to increase the number of shares available under the Plan so that additional options may be granted for important corporate purposes.


     In June 2000, the Company executed employment agreements (the "New Employment Agreements") with Robert Gutkowksi, as Chief Executive Officer, and Murray Weiss as Executive Vice President, pursuant to which, among other things, the Company granted Mr. Gutkowski an option to acquire up to 2,000,000 shares of Common Stock of the Company and granted Mr. Weiss an option to acquire up to 600,000 shares of Common Stock of the Company (collectively, the "New Executive Options"). The Company does not currently have sufficient options under the existing Plan to issue such New Executive Options under the Plan. Furthermore, the Company is required under the terms of the New Employment Agreements to seek to obtain shareholder approval to amend the Plan so that the New Executive Options may be issued under the Plan.


     The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Plan to increase the maximum number of shares reserved under the Plan so that the Company may fulfill its obligations under the New Employment Agreements as well as have available capacity to issue options in the future to such employees as management determines are necessary and in the best interests of the Company.

     Options granted under the Plan during 2000, subject to stockholder approval of the amendment to the Plan, are set forth in the table below.


                                  PLAN BENEFITS
                UNDER AMENDED 1999 STOCK OPTION PLAN AS PROPOSED




NAME AND POSITION                                          DOLLAR AMOUNT (1)      NUMBER OF SHARES (2)
-------------------------------------------------------   -------------------    ---------------------
Robert Gutkowski, Chief Executive Officer                        0                      2,000,000
Charles Koppelman, Chairman of the Board of Directors            0                        500,000
Murray Weiss, Executive Vice President                           0                        600,000
Marc Roberts, Former Chief Executive Officer
 and Former Chairman of the Board of Directors                   0                        300,000
Herbert Kozlov, Secretary                                        0                        200,000
Harvey Silverman, Director                                       0                        300,000
Allan Cohen, Former Director                                     0                        200,000
Roy Roberts, Chief Financial Officer                             0                        200,000
Keith Hutt, Consultant                                           0                        500,000
Executive Group (5 persons)                                      0                      3,600,000
Non-Executive Director Group (3 persons)                         0                      1,200,000
Non-Executive Officer Employee Group (3 persons)                 0                         15,000

----------
(1) Based on the closing price of the Common Stock on the NASDAQ SmallCap Market on September 11, 2000 which was $0.80. All options were granted with exercise prices on varying dates at higher prices than the closing price of the Common Stock on September 11, 2000.

(2)   The options were granted on varying dates in 2000, with a ten-year term.


     The Board has unanimously approved the amendment to the Plan subject to Stockholder approval and unanimously recommends to the Stockholders that the same be approved and ratified by them.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1999 STOCK OPTION PLAN TO INCREASE THE NUMBER OF STOCK OPTIONS
              ISSUABLE UNDER SUCH PLAN TO 10,000,000 STOCK OPTIONS

                      SUMMARY OF THE 1999 STOCK OPTION PLAN

     The following summary of the provisions of the Plan is qualified in its entirety by express reference to the text of the Plan, which is attached as Appendix A hereto.


PURPOSE

     The purpose of the 1999 Plan is to advance the interests of the Company by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees, directors and consultants to acquire proprietary interests in the Company and by providing the participating employees, directors and consultants with additional incentive to promote the success of the Company.


ADMINISTRATION

     The 1999 Plan provides for its administration by the Board of Directors or by a committee consisting of at least two persons chosen by the Board of Directors (the "Committee"). The Committee has discretionary authority (subject to certain restrictions) to determine the individuals to whom, the times at which, and the exercise price for which options will be granted. The Committee also interprets the 1999 Plan and prescribes rules, regulations and forms relating to its administration. The receipt of options by directors shall not preclude their vote on any matters in connection with the administration or interpretation of the 1999 Plan.


SHARES SUBJECT TO THE 1999 PLAN

     A total of 10,000,000 shares of Common Stock of the Company shall be reserved for issuance under the 1999 Plan, subject to Stockholder approval of Proposal 2 hereof. The 1999 Plan provides for appropriate adjustments in the event of stock dividends, stock splits, recapitalizations and other changes in the Company's capital structure. 2,000,000 options have been granted under the 1999 Plan as of the date hereof.


NATURE OF OPTIONS

     The Committee may grant options under the 1999 Plan ("Incentive Stock Options") which are intended to meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended ("the Code"). In addition, the Committee may grant options under the 1999 Plan which are not intended to meet the requirements of Section 422A of the Code ("Nonstatutory Stock Options"). The Federal income tax consequences of both Incentive Stock Options and Nonstatutory Stock Options are described below under "Federal Income Tax Consequences".


ELIGIBILITY

     Subject to certain limitations as set forth in the 1999 Plan, options to purchase shares may be granted thereunder to persons, including Committee members, who, in the case of Incentive Stock Options, are full time employees (including officers and directors) of either the Company or any subsidiary of the Company, or, in the case of Nonstatutory Stock Options, are employees of or non-employee directors of, or consultants to, the Company or any subsidiary of the Company.


OPTION PRICE

     The option price of the shares of Common Stock subject to an Incentive Stock Option under the 1998 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an option holder of an Incentive Stock Option who owns, at the time the option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary of the Company (a "10% Stockholder"), the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted.

     Under the 1999 Plan, the option price may be paid for in full by the surrender of shares of Common Stock of the Company. In such case, the Committee shall determine the fair market value of the surrendered shares as of the date of their exercise in the same manner as the value is determined upon the grant of an Incentive Stock Option.

     The Committee in its sole discretion shall determine the option price of the shares of Common Stock subject to Non-statutory Stock Options.


NON-TRANSFERABILITY

     Options granted under the 1999 Plan are not transferable other than by will or the laws of descent and distribution and such options are exercisable, during a holder's lifetime, only by such holder.


RESTRICTIONS ON EXERCISE

     No Incentive Stock Option granted under the 1999 Plan will be exercisable after the expiration of ten years from the date of its grant. However, if an Incentive Stock Option is granted to a 10% Stockholder, such option shall not be exercisable after the expiration of five years from the date of its grant.

     In no case may an option be exercised as to less than 100 shares at any one time (or the remaining shares covered by the option if less than one hundred).


DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT

     If the employment of an option holder under the 1999 Plan shall be terminated voluntarily by the employee or if such termination shall be made for cause, or if the services of a non-employee director shall be terminated voluntarily by the director or for cause, such option may be exercised at any time within three months after such termination (but in no event after the expiration of the option). For the purposes of the 1999 Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be a termination of such individual's employment other than voluntarily by the employee or for cause.

     If an option holder under the 1999 Plan (i) dies or becomes permanently or totally disabled while employed by the Company or while serving as a non-employee director of the Company or (ii) dies within three months after the termination of his employment of service other than voluntarily or for cause, then such options may be exercised by the option holder or his legatee, legatees, his personal representatives or distributees at any time within one year after his death or termination of employment due to disability.


EFFECT OF CHANGES IN THE CAPITALIZATION OF THE COMPANY

     In the event of any merger, reorganization or other recapitalization of the Company, an option holder under the Plan would be entitled to receive, upon the exercise of his Option, the same consideration that he would have been entitled to receive upon the happening of such corporate event, as if the option holder had been, immediately prior to the event, the holder of the total number of shares underlying his Option.

     Notwithstanding the foregoing, if the Company's Common Stock should cease to be publicly traded at any time in the future, an option holder under the 1999 Plan who exercises his option at any time thereafter would be entitled to receive only such number of shares or other consideration to the extent that his option had vested on the date of the cessation of such public trading.

     Management is neither planning nor aware of any merger, reorganization or other recapitalization or potential merger, reorganization or recapitalization of the Company.


AMENDMENT AND TERMINATION

     The 1999 Plan (but not options previously granted thereunder) shall terminate on September 30, 2009. Subject to certain limitations, the 1999 Plan may be amended or terminated at an earlier date by the Company's Board of Directors or by a majority of the outstanding shares entitled to vote thereon.

FEDERAL INCOME TAX CONSEQUENCES


     The following material summarizes the principal anticipated federal income tax consequences of grants under the 1999 Plan to participants and the Company.



     CONSEQUENCES TO PARTICIPANTS


     INCENTIVE STOCK OPTIONS. No income results to the holder of an Incentive Stock Option upon the grant of the option or issuance of shares. The amount realized on the sale or taxable exchange of such shares in excess of the option price will be considered a capital gain, except that, if a disposition occurs within one year after exercise of the option or two years after the grant of the option, the option holder will realize compensation, for federal income tax purposes, on the amount by which the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the option price. For the purpose of determining alternative minimum taxable income, an Incentive Stock Option is treated as a non-qualified option. The fair market value of shares for which an option holder may be granted Incentive Stock Options that are exercisable for the first time during any year may not exceed $100,000.


     NON-STATUTORY OPTIONS. In connection with the exercise of a non-statutory option, an option holder will generally realize compensation, for federal income tax purposes, on the difference between the option price and the fair market value of the shares acquired.


     PAYMENT OF OPTION PRICE IN SHARES. If an option is exercised and payment is made by means of previously held shares, there is no gain or loss recognized to the option holder on the previously held shares. In the case of a non-statutory option, the option holder's basis and holding period of the previously held shares will be carried over to an equivalent number of shares received upon exercise of the option. Any additional shares received under the option will have a basis equal to the compensation realized by the option holder for federal income tax purposes plus the amount of any additional cash paid.


     DISQUALIFYING DISPOSITION. Exercising a non-statutory option with shares that were originally acquired on the exercise of an Incentive Stock Option will not constitute a "disqualifying disposition" of such previously held shares. If, however, the new shares are not held for the balance of the required holding period, there will be a disqualifying disposition for federal income tax purposes, resulting in recognition of compensation to the option holder in an amount equal to the excess of the fair market value over the option price at the time such incentive shares were originally acquired (but not in excess of the option holder's gain). However, exercising an Incentive Stock Option with shares acquired on the exercise of an Incentive Stock Option will constitute a disqualifying disposition of such previously held shares if the one-and-two-year holding periods described above have not been met before such exercise.


     TAX WITHHOLDING RIGHTS. Upon delivery to the Company of previously-held shares to satisfy withholding or other tax obligations of a participant pursuant to tax withholding rights, the difference between the fair market value of, and the participant's basis for, such shares would be a capital gain or loss to the participant for federal income tax purposes.


     CONSEQUENCES TO THE COMPANY


     To the extent individual option holders qualify for capital gains tax treatment, neither the Company nor its affiliates will generally be entitled to a deduction for federal income tax purposes. In other cases, the Company or its affiliates will generally receive a federal income tax deduction at the same time as and in the same amount as the amount which is taxable to the employee as compensation, except as provided below.

                                   PROPOSAL 3

           AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO MAGNUM SPORTS & ENTERTAINMENT, INC.

     At the Meeting, Stockholders will be asked to approve or ratify an amendment to the Company's Certificate of Incorporation proposed by resolution of the Board which would change the name of the Company from "Worldwide Entertainment & Sports Corporation" to "Magnum Sports & Entertainment, Inc." The new management of the Company led by Chief Executive Officer Robert Gutkowski and Chairman of the Board Charles Koppelman believe that this new name for the Company is one of a series of initial actions to demonstrate management's determination to chart a new course for the Company with the goal of enhancing shareholder value.

     The proposed amendment to the Certificate of Incorporation would amend Article One thereof to read in its entirety as follows:

        ONE: The name of the corporation is:
             MAGNUM SPORTS & ENTERTAINMENT, INC.

     The proposed amendment to the Certificate of Incorporation containing the change of name provision is annexed as Exhibit 1 hereto.

     A majority of the shares of Common Stock outstanding and entitled to vote, or 12,902,717 shares are required to vote in favor of Proposal 3 for its enactment. Shares that are withheld and broker non-votes will have the same effect as a vote against Proposal 3.

     The Board has unanimously approved the foregoing proposed amendment and unanimously recommends to the Stockholders that the same be approved or ratified by the Stockholders.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION


                                   PROPOSAL 4

       AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A FIVE FOR ONE REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

     The Board of Directors has unanimously decided to submit to a vote of the stockholders a proposal to amend the Company's Certificate of Incorporation to reduce the number of the Company's issued and outstanding shares of common stock. This is to be achieved by undertaking a reverse stock split whereby every five shares of common stock of the Company (the "Common Stock") outstanding on the close of business on October 18, 2000 (the "Existing Shares") shall be converted into one (1) share of the Company's Common Stock (the "New Shares"), having terms identical in every respect of the Existing Shares (the transaction shall be referred to herein as the "Reverse Split"). Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.

     The Company's Common Stock has been trading in a range from $1.56 per share to $0.68 per share since April 1, 2000. The Company's new management believes that its track record of building successful sports and entertainment companies will ultimately enable it to increase shareholder value through a carefully executed acquisition strategy in the sports and entertainment businesses. However, the Company's stock price is expected to be an important factor in negotiations with sellers of any such businesses since the Company intends to use its Common Stock for some or all of the consideration in any such acquisitions. The Reverse Split will decrease the number of shares outstanding and increase the per-share price of the Company's Common Stock. Therefore, in conjunction with the execution of any such strategy, the Company's new management believes that the Reverse Split may make the Company more attractive to sports and entertainment companies that the Company may consider as potential acquisitions. Although the Company is regularly engaged in investigations and negotiations concerning possible acquisitions, to date the Company has not entered into any agreements or arrangements with respect to any potential acquisition and there can be no assurance that the Company will enter into any such agreement or consummate any acquisitions, on acceptable terms or at all.

     In addition, Nasdaq Marketplace Rule 4310 (c)(4) requires that the Company's Common Stock maintain a minimum bid price of $1.00 per share. The Company recently received notification from the staff of The Nasdaq Stock Market, Inc. that the Company's Common Stock failed to maintain a minimum bid price of $1.00 per share and that the Company will be delisted from the Nasdaq SmallCap Market ("Nasdaq") unless it satisfies the minimum bid price of $1.00 per share for ten consecutive trading days prior to November 22, 2000. The Company would have the right to appeal any such determination of failure to meet Marketplace Rule 4310 (c)(4) thereby staying any delisting of the Company's Common Stock from Nasdaq pending the outcome of such hearing. The Company has not received any notification from the Nasdaq that it does not otherwise meet the listing requirements of the Nasdaq for continued listing on the Nasdaq.

     The Company believes that by effecting the proposed Reverse Split, its Common Stock would immediately trade at a level above the minimum bid price of $1.00 per share, therefore enabling the Company to return to compliance with Marketplace Rule 4310 (c)(4) in sufficient time to maintain its Nasdaq listing. Therefore, the Company has determined that it is advisable to effect the Reverse Split now to increase the price of its Common Stock, as it is the Company's view that delisting from Nasdaq would have a materially adverse effect on the Company's business, including, but not limited to, its ability to secure capital financing for funding of the Company's existing operations as well as its ability to secure capital financing for funding any proposed acquisitions. Delisting may materially adversely affect the trading market and prices for such securities and the Company's ability to issue additional securities or to secure additional financing. In addition to the risk of volatility of stock prices and possible delisting, low price stocks are subject to the additional risks of additional federal and state regulatory requirements and the potential loss of effective trading markets. In particular, if the Common Stock was delisted from trading on Nasdaq and the trading price of the Common Stock was less than $5.00 per share, the Common Stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934, which, among other things, requires that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's written consent prior to any transaction. In such case, the Company's securities could also be deemed penny stocks under the Securities Enforcement and Penny Stock Reform Act of 1990, which would require additional disclosure in connection with trades in the Company's securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of the Company's securities and the ability of stockholders of the Company to sell their securities in the secondary market.

     If the Reverse Split is approved by the stockholders, it will occur at the close of business on October 18, 2000. At the close of business on September 11, 2000, the Company had 25,805,433 shares of Common Stock outstanding. The Reverse Split will reduce this number to 5,161,086 shares. Except as a result of the receipt by some stockholders of additional shares as a result of rounding up fractional shares, the Reverse Split, in itself, will not affect any stockholders' percentage holdings in the Company.

     A majority of the shares of Common Stock outstanding and entitled to vote, or 12,902,717 shares are required to vote in favor of Proposal 4 for its enactment. Shares that are withheld and broker non-votes will have the same effect as a vote against Proposal 4.

     If the Reverse Split is approved by the stockholders, each stockholder will, as soon as practicable after the Meeting, be notified that their shares of Existing Shares have been converted to a reduced number of New Shares pursuant to a Reverse Split and stockholders will then be asked to exchange their certificates representing Existing Shares for new certificates evidencing the New Shares.

     In order to effect the Reverse Split, the Company's Certificate of Incorporation must be amended in the manner set forth on Exhibit 2. The only effect of such amendment will be to cause the Reverse Split as described herein. A vote by a stockholder in favor of the Reverse Split will constitute a vote in favor of amending the Company's Certificate of Incorporation in the manner set forth in Exhibit 2.

     The Company's Board of Directors believes that maintenance of the Nasdaq listing is beneficial to the Company and its stockholders and recommends a vote for the proposed reverse stock split of the Company's Common Stock. The Board of Directors believes the proposed Reverse Split will create long-term benefit for the Company by increasing market interest in the Company's Common Stock and increasing the nominal per-share value and per-share earnings of the Company's Common Stock . Given the volatility of the Company's Common Stock, the Board of Directors believes that the proposed reverse stock split will help maintain a sufficient minimum bid price per share to ensure continued listing on the Nasdaq SmallCap Market.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF A REVERSE FIVE FOR ONE
                    STOCK SPLIT OF THE COMPANY'S COMMON STOCK


                             EXECUTIVE COMPENSATION


     Set forth below is the aggregate compensation for services rendered in all capacities to the Company during its fiscal years ended December 31, 1999, 1998 and 1997 by its Chief Executive Officer and each of its executive officers whose compensation exceeded $100,000 during its fiscal year ended December 31, 1999:


SUMMARY COMPENSATION TABLE




                                                                                           LONG TERM COMPENSATION
                                                                            -----------------------------------------------------
                                         ANNUAL COMPENSATION                          AWARDS                     PAYOUTS
                           ------------------------------------------------ --------------------------- -------------------------
                                                                                             NUMBER OF
                                                                                            SECURITIES   LONG TERM
         NAME AND                                           OTHER ANNUAL      RESTRICTED    UNDERLYING   INCENTIVE    ALL OTHER
    PRINCIPAL POSITION      YEAR     SALARY      BONUS    COMPENSATION (1)   STOCK AWARDS     OPTIONS     PAYOUTS    COMPENSATION
-------------------------- ------ ----------- ---------- ------------------ -------------- ------------ ----------- -------------
Marc Roberts                1999    $195,000    $40,000          --                --        175,000         --           --
 Chief Executive Officer    1998    $215,000       --            --                --         65,000         --           --
                            1997    $195,000       --            --                --        140,000         --           --
Roy Roberts (2)             1999    $120,000       --            --                --        112,500         --           --
 Chief Financial Officer    1998    $120,000       --            --                --        125,000         --           --
                            1997    $120,000       --            --                --         40,000         --           --
Joel Segal (3)              1999    $140,000    $50,000                         50,000
 Chief Executive Officer    1998    $140,000       --            --             200,000      100,000         --           --
 WWFM                       1997    $ 94,230    $75,000          --                --           --           --           --
Jay Schulthess (4)          1999    $ 90,000    $26,100          --                --         25,000         --           --
 President,                 1998    $ 50,000       --            --                           50,000         --           --
 Motorsports Division       1997    $ 25,000       --            --                --           --           --           --

----------
(1) Personal benefits provided to Messrs. Marc Roberts, Roy Roberts, Joel Segal and Jay Schulthess did not exceed the disclosure thresholds established under SEC rules, and therefore are not included in this table. Mr. Robert Gutkowski replaced Mr. Marc Roberts as Chief Executive Officer of the Company on June 15, 2000.

(2)   Roy Roberts is the father of Marc Roberts.

(3) Mr. Segal did not become Chief Executive Officer of Worldwide Football Management, Inc., a wholly owned subsidiary of the Company ("WWFM"), until April, 1997.

(4) Mr. Jay Schulthess did not become President of the Company's Motorsports Division until March 1999.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1999




                                      PERCENT OF
                      NUMBER        TOTAL OPTIONS
                     OF SHARES        GRANTED TO        EXERCISE
                    UNDERLYING       EMPLOYEES IN        PRICE       EXPIRATION
      NAME            OPTION       FISCAL YEAR (1)     PER SHARE        DATE
----------------   ------------   -----------------   -----------   -----------
Marc Roberts         125,000            20.8%           $ 2.13        2/10/09
                      50,000             8.3%           $ 2.25        3/29/04
Roy Roberts           62,500            10.4%           $ 2.13        2/10/09
                      25,000             4.2%           $ 2.25        3/29/04
                      25,000             4.2%           $ 2.25        6/14/99
Jay Schulthess        25,000             4.1%           $ 2.00        3/29/04
John D'Angelo         50,000             8.3%           $ 2.13        3/29/04

----------
(1) Does not include options granted to non-employee directors or independent consultants.


AGGREGATED OPTION EXCERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     Set forth below is information with respect to options to purchase the Company's Common Stock granted in the year ended December 31, 1999 and prior years under the Company's 1999 and 1996 Stock Option Plans.




                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                       NUMBER                            OPTIONS AT                   IN-THE-MONEY OPTIONS
                     OF SHARES                        DECEMBER 31, 1999               AT DECEMBER 31, 1999
                    ACQUIRED ON      VALUE     -------------------------------   ------------------------------
      NAME            EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------   -------------   ---------   -------------   ---------------   -------------   --------------
Marc Roberts            --            --          380,000            --                $0              --
Roy Roberts             --            --          165,000            --                $0              --
Joel Segal              --            --          100,000         100,000              $0              --
Jay Schulthess          --            --           75,000                              $0              --

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement in June 2000 with Mr. Gutkowski as Chief Executive Officer and President of the Company containing the following principal terms: a term of three years at annual salaries of $300,000, $325,000 and $350,000, respectively plus discretionary bonus, lease of a car and customary employment benefits. Such employment agreement also granted Mr. Gutkowski an option to acquire the Company's common stock in two tranches: the first stock option grant is an option to acquire 1,000,000 shares of the Company's common stock at an exercise price of $1.00 per share, exercisable for a ten year term and vesting pro-rata over the three year term of the contract, or at the rate of 333,333 options per year (the "First Tranche Options"); and the second option grant is an option to acquire 1,000,000 shares of the Company's common stock at an exercise price of $1.00 per share, exercisable over a ten year term and vesting according to the following schedule: 333,333 options vesting when the closing bid price of the Company's common stock price equals $3.00 per share for at least 10 consecutive trading days; and 333,333 options vesting when the closing bid price of the Company's common stock price equals $6.00 per share for at least 10 consecutive trading days; and 333,333 options vesting when the closing bid price of the Company's common stock price equals $9.00 per share for at least 10 consecutive trading days (the "Second Tranche Options"). Concurrently with Mr. Gutkowski's employment agreement, the Company also entered into employment agreements with Mr. Murray Weiss as Executive Vice President, Mr. Roy Roberts as Chief Financial Officer and Mr. John D'Angelo as In-House General Counsel. Mr. Weiss's employment agreement provides for a three-year term at annual salaries of $225,000, $250,000 and $275,000 plus a signing bonus of $75,000 and an interest free loan of $100,000 and the Company granted Mr. Weiss a similar stock option package to the stock option package approved by the Company for Mr. Gutkowski with the same $1.00 per share exercise price and the same vesting criteria, except that the first tranche of options are for a total of 300,000 options and the second tranche of options are for a total of 300,000 options instead of 1,000,000 options for each tranche of options as were granted to Mr. Gutkowski. Mr. Roberts' employment agreement is for a one year term at an annual salary of $140,000 plus discretionary bonus and Mr. D'Angelo's' employment agreement is for a one year term at an annual salary of $115,000 through December 31, 2000 and $130,000 from January 1, 2001 through June 30, 2001 plus discretionary bonus.

     The Company entered into an agreement with Charles Koppelman in October 1999 pursuant to which Mr. Koppelman agreed to serve as Chairman of Sportcut.com, Inc. ("Sportcut"), for a minimum three-year term through October 2002. As compensation for Mr. Koppelman's services as Chairman, the Company agreed to compensate Mr. Koppelman as follows: (A) issuance to Mr. Koppelman of 250 shares of common stock of Sportcut comprising 5% of Sportcut's outstanding capital stock, which shall not be diluted except in the event of either (i) an underwritten public offering of Sportcut shares or (ii) a merger, sale or acquisition transaction involving Sportcut (except if such transaction is with the Company or an affiliate of the Company); (B) issuance to Mr. Koppelman of a warrant to purchase up to an aggregate of 500,000 shares of common stock of the Company at an exercise price of $2.00 per share subject to the following conditions: (i) a warrant to acquire 125,000 shares of Common Stock in the event that the Company and/or Sportcut.com raises at least $5,000,000 on or before the expiration of six months from October 12, 1999; and a warrant to acquire 375,000 shares of common stock of the Company in the event that the Company and/or Sportcut raises at least $7,500,000 on or before the expiration of twelve months from October 12, 1999.

     The Company also entered into an agreement with Mr. Koppelman in June 2000 to become Chairman of the Board of Directors of the Company containing the following principal terms: Mr. Koppelman would serve for a minimum three year term, subject to his re-election as Chairman by the shareholders of the Company; the Company granted Mr. Koppelman a similar stock option package to the stock option package approved by the Company for Mr. Gutkowski with the same $1.00 per share exercise price and the same vesting criteria, except that the first tranche of options are for a total of 250,000 options and the second tranche of options are for a total of 250,000 options. In addition, Mr. Koppelman is also entitled to elect to incur expenses in his capacity as Chairman of the Company for the following services and personnel in an aggregate annual amount not to exceed $300,000: lease of a car and expenses for a driver and expenses for an assistant and a secretary, provided that Koppelman would provide necessary documentation reasonably requested by the Company for such expenses and reasonable advance notice to the Company in the event that Koppelman intends to utilize any of such personnel on behalf of the Company.

     In connection with the formation of WWFM as a separate entity, the Company entered into an employment agreement with Joel Segal, a registered NFL player's agent, effective as of April 16, 1997, pursuant to which Mr. Segal assigned the rights and interests to the revenue generated by any individual with whom Mr. Segal signs to a valid representation agreement, or with whom material discussions regarding entering a representation agreement are had by Mr. Segal, the company or its employees or affiliates. Mr. Segal's base salary was originally $140,000 during the term of the employment agreement, with a signing bonus of $75,000 which base salary was increased in July 2000 to $190,000 annually. Pursuant to his employment agreement Mr. Segal was a 20% owner of WWFM but if he remained employed by the Company on December 31, 1998 either he or the Company had the right to cause a merger between WWFM and the Company. Such a merger would require the Company to issue 200,000 shares of the Company's common stock to Mr. Segal in exchange for his 20% stake in WWFM. WWFM would then become a wholly owned subsidiary of the Company. The Company affected such exchange with Mr. Segal in December 1998, thereby making WWFM a wholly owned subsidiary of the Company.

     Certain other executive officers of the Company have employment agreements. Mr. Jay Schulthess executed a five-year employment agreement with the Company in April 1998, becoming President of the Motorsports Division of the Company. Mr. Schulthess' base salary is $90,000 during the term of the agreement with additional incentives in the form of bonuses and stock options based upon Mr. Schulthess' achieving certain objective financial results. The Company also granted Mr. Schulthess an option to acquire 25,000 shares of common stock of the Company at an exercise price of $2.00, with such option being exercisable over a five-year term upon execution of such employment agreement.

COMPENSATION OF DIRECTORS


     The Company does not compensate its directors with any cash compensation but instead issues either stock option grants to directors or issues stock to directors for their services. The Company's policy, however, is to reimburse directors for travel and out-of-pocket expenses incurred, if any, to attend its directors' meetings.



                             PRINCIPAL STOCKHOLDERS


The following table sets forth, as of September 11 2000, based on the information obtained from the persons named below, with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each director of the Company, (ii) certain executive officers of the Company, (iii) each person known by the Company to be the owner of more than 5% of its outstanding shares of Common Stock, and (iv) all executive officers and directors as a group:



                                                                            APPROXIMATE
                 NAME AND ADDRESS                        NUMBER OF          PERCENTAGE
               OF BENEFICIAL HOLDER                      SHARES (1)          OF CLASS
       ----------------------------------              -------------       ------------
       Robert Gutkowski                                  183,333(2)            .07%
       1330 Avenue of the Americas
       New York, N.Y. 10019
       Charles A. Koppelman                             2,054,033(3)          7.9%
       1330 Avenue of the Americas
       New York, N.Y. 10019
       Roy Roberts                                        560,834(4)          2.2%
       276 Fifth Avenue.
       New York, N.Y.
       Harvey Silverman                                   710,834(5)          2.7%
       120 Broadway
       New York, N.Y. 10018
       Herbert F. Kozlov                                  779,000(6)          3.0%
       579 Fifth Avenue
       New York, N.Y. 10017
       John D'Angelo                                      316,666(7)          1.2%
       276 Fifth Avenue
       New York, N.Y. 10001
       Joel Segal                                         350,000(8)          1.3%
       276 Fifth Avenue
       New York, N.Y. 10001
       Arthur Barron                                        5,000              *
       1330 Avenue of the Americas
       New York, N.Y. 10019
       Chester Simmons                                      5,000              *
       1330 Avenue of the Americas
       New York, N.Y. 10019
       Marc Roberts                                     1,804,966(9)          6.8%
       1400 Harrison Street
       Hollywood, Florida
       All executive officers and directors as a
        group (9 persons)                               4,964,700(10)        17.5%

----------
*     Less than 1%

(1) Includes shares issuable pursuant to currently exercisable options and options which will be exercisable within 60 days of September 11, 1999. Except as otherwise indicated, the persons named herein have sole voting and dispositive power with respect to the shares beneficially owned.

(2) Includes 83,333 shares that may be acquired upon the exercise of currently exercisable options.

(3) Includes 520,833 shares that may be acquired upon the exercise of currently exercisable options and warrants. The shares issued to Mr. Koppelman vest pro-rata over a three-year period conditioned upon Mr. Koppelman's serving a three year term as a member of the Board of Directors of the Company and as Chairman of the Company.

(4) Includes 477,500 shares issuable upon exercise of currently exercisable options.

(5) Includes 627,000 shares issuable upon exercise of currently exercisable options.

(6) Includes 485,500 shares that may be acquired upon the exercise of currently exercisable options and warrants. Does not include shares and warrants to acquire additional shares held by members of a law firm of which Mr. Kozlov is a member. Mr. Kozlov disclaims beneficial ownership of such shares and warrants. Includes 8,0000 shares held under the NYGUMA for the benefit of his minor children.

(7) Includes 200,000 shares upon exercise of options and includes 16,666 shares owned by family trust of which Mr. D'Angelo is a co-trustee and beneficiary.

(8) Includes 100,000 shares issuable upon exercise of currently exercisable options.

(9) Includes 680,000 shares issuable upon exercise of currently exercisable options.

(10) Includes 2,494,166 shares issuable upon the exercise of currently exercisable options.


                                   PROPOSAL 5


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Friedman Alpren & Green LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1999. Such firm, which has served as the Company's independent auditors since 1997, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

     Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of Friedman Alpren & Green LLP as the Company's independent auditors.

     A representative of Friedman Alpren & Green LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from Stockholders.

     Ratification of Friedman Alpren & Green LLP s the Company's independent accounting firm for the year ended December 31, 2000 requires the affirmative vote of a majority of all votes cast at the Meeting.


         THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR RATIFICATION OF THE
             APPOINTMENT OF FRIEDMAN ALPREN & GREEN AS THE COMPANY'S
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                    STOCKHOLDER PROPOSALS AND OTHER BUSINESS

     Stockholder proposals intended to be presented at the Company's 2001 Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received by the Company's offices in New York City, New York by August 31, 2001 for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The Board of Directors of the Company does not intend to present, and does not have reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote any proxies in accordance with their judgment.

                                  MISCELLANEOUS


     The Company will bear the cost of preparing, assembling and mailing the enclosed proxy card. A copy of the Company's Form 10-KSB, for the year ended December 31, 1999 is being mailed to Stockholders concurrently with the mailing of this Proxy Statement. For a charge of $50, the Company agrees to provide a copy of the exhibits to the Form 10-KSB to any Stockholders who request such a copy.

                                                                     APPENDIX A


                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION


1999 STOCK OPTION PLAN

     PURPOSE OF THE PLAN. The purpose of the Worldwide Entertainment & Sports Corporation 1999 Stock Option Plan (the "Plan") is to encourage key employees of Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.


ADMINISTRATION.

     BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors" or the "Board") or by a committee appointed by the Board (the "Committee") provided that the Plan shall be administered: (i) to the extent required by applicable regulations under Section 162(m) of the Code, by two or more "outside directors" (as defined in applicable regulations thereunder) and (ii) to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3"), by a disinterested administrator or administrators within the meaning of Rule 16b-3. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 4 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 4 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted;
(iii) determine the purchase price of shares subject to each Option, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     GRANT OF OPTIONS TO BOARD MEMBERS. Subject to the provisions of the first sentence of paragraph 2(a) above, if applicable, Options may be granted to members of the Board. All grants of Options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the first sentence of Paragraph 2(a) above, members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

     EXCULPATION. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this subparagraph 2(d) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under
Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

     INDEMNIFICATION. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of the action, suit or proceeding.

     SHARES SUBJECT TO THE PLAN. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.01 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from Stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed ten million (10,000,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under the Plan.

     PARTICIPATION. The class of persons that shall be eligible to receive Options under the Plan shall be (i) with respect to ISOs described in Section 6 hereof, any employees (including officers) of either the Company or any related corporation, and (ii) with respect to Non-Qualified Options described in Section 6 hereof, any key employee (including any officer) of, any non-employee Director of, or any non-employee consultant to, either the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

     GRANTING OF OPTIONS. Options may be granted under the Plan at any time on or after October 1, 1999 and prior to October 1, 2009. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. Options granted under the Plan are intended to qualify as performance based compensation to the extent required under proposed Treasury Regulation Section 1.162-27. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee and shall be evidenced by a Stock Option Agreement that shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.


MINIMUM OPTION PRICE; ISO LIMITATIONS.

     PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized. Non-Qualified Options granted under the Plan, with an exercise price less than the fair market value per share of Common Stock on the date of grant, are intended to qualify as performance based compensation under Section 162(m) of the Code and any applicable regulations thereunder. Any such Non-Qualified Options granted under the Plan shall be exercisable only upon the attainment of a preestablished, objective performance goal established by the Committee.

     PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply.

     $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options.

     DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(b). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 12.

     EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

     VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 12) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(c).

     TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability or as otherwise specified in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of
(a) ninety (90) days after the date of termination of his or her employment, or
(b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 12. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.


DEATH; DISABILITY; BREACH.

     DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of
(i) the specified expiration date of the ISO or (ii) one (1) year from the date of the optionee's death.

     DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     BREACH. If an ISO optionee ceases to be employed by the Company and all Related Corporation by reason of a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the ISO optionee has breached his or her employment or service contract with the Company or any Related Corporation, or has been engaged in disloyalty to the

Company or any Related Corporation, then, in such event, in addition to immediate termination of the Option, the ISO optionee shall automatically forfeit all shares for which the Company has not yet delivered share certificates upon refund by the Company of the exercise price of such Option. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

     ASSIGNABILITY. No Option shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the lifetime of a grantee each Option shall be exercisable only by such grantee.

     TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments. Such instruments shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

     NUMBER OF OPTION SHARES. Each Option shall state the number of Shares to which it pertains. As Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

     OPTION PRICE. Each Option Document shall state the Option Price which, for a Nonqualified Stock Option, may be less than, equal to, or greater than the Fair Market Value of the Shares on the date the Option is granted and, for an ISO, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not solicited or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

     EXERCISE. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current and effective registration statement or qualified Offering Statement under Regulation A under the Securities Act of 1933, as amended (the "Act"), contain the Optionee's acknowledgement in form and substance satisfactory to the Company that (10) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act),
(11) the Optionee has been advised and understands that (A) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities law, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.

     ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

     STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

     CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (A) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (B) shares of stock of the surviving corporation or (C) such other securities as the Successor Board deems appropriate, the fair market value of which shall approximate the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

     RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

     MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

     DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

     ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

     ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 5, its determination shall be conclusive.

     MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a Stockholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on September 24, 1999, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the Stockholders of the Company at the next Meeting of Stockholders which occurred on December 17, 1999. The Plan shall expire at the end of the day on October 1, 2009 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of Stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the Stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 4 regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(b) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); (f) the expiration date of the Plan may not be extended; and (g) the Board may not take any action which would cause the Plan to fail to comply with Rule 16b-3. Except as otherwise provided in this paragraph 15, in no event may action of the Board or Stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Option previously granted to such grantee.

     APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.


     NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.


     WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 17), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, or (ii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.


     GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.


     GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of Delaware.

                                                                      EXHIBIT 1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                  WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION


--------------------------------------------------------------------------------
                     PURSUANT TO SECTION 242 OF THE GENERAL

                    CORPORATION LAW OF THE STATE OF DELAWARE
--------------------------------------------------------------------------------
WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify as follows:


     FIRST: That Article One of the Corporation's Certificate of Incorporation shall be amended to read in its entirety as follows:


      ONE:  The name of the corporation is:
            MAGNUM SPORTS & ENTERTAINMENT, INC.


     SECOND: that this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Certificate of Incorporation on the   day of        , 2000 and
affirms that the statements contained herein are true under the penalty of perjury.


                     WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION


                                          By:
                                          Name:
                                          Title:


ATTEST:


By:
Name:
Title:

                                                                     EXHIBIT 2

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                 WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION

-----------------------------------------------------------------------------
                    PURSUANT TO SECTION 242 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE
-----------------------------------------------------------------------------

WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION, a Delaware corporation (the "Corporation"), does hereby certify as follows:

   FIRST: that this Amendment shall provide for a reverse stock split (the "Reverse Stock Split") of the Corporation's common stock, par value $.01, per share (the "Old Common Stock"), whereby each five shares of Old Common Stock shall be combined into one validly issued share of new common stock (the "New Common Stock"), the par value of which shall remain unchanged. Fractional shares will be rounded up to the nearest whole number.

   SECOND: that this Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Certificate of Incorporation on the   day of     , 2000 and
affirms that the statements contained herein are true under the penalty of perjury.

                      WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION

                                            By:
                                            Name:
                                            Title:

ATTEST:

By:
Name:
Title:

WORLDWIDE ENTERTAINMENT & SPORTS CORPORATION
276 Fifth Avenue, Suite 1105
New York, New York  10001

-----------------------

This Proxy is Solicited on Behalf of the Board of Directors

-----------------------

The undersigned hereby appoints Robert Gutkowski and Herbert Kozlov as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and to vote, as designated below, all the shares of Common Stock of Worldwide Entertainment & Sports Corp. ("Worldwide") held of record by the undersigned on September 11, 2000 at the combined Annual and Special Meeting of Stockholders to be held on October 18, 2000, or any adjournment thereof.

1. To elect the following individuals as members to the Board of Directors of the Company:

        Robert Gutkowski          FOR       ABSTAIN           AGAINST
        Charles Koppelman         FOR       ABSTAIN           AGAINST
        Herbert Kozlov            FOR       ABSTAIN           AGAINST
        Harvey Silverman          FOR       ABSTAIN           AGAINST
        John D'Angelo             FOR       ABSTAIN           AGAINST
        Arthur Barron             FOR       ABSTAIN           AGAINST
        Chester Simmons           FOR       ABSTAIN           AGAINST

2. To consider and vote upon a proposal to amend the 1999 Stock Option Plan.

            FOR                       ABSTAIN                    AGAINST

3. To consider and vote upon a proposal to amend Worldwide's Certificate of Incorporation to change the name of Worldwide to Magnum Sports & Entertainment, Inc.

            FOR                       ABSTAIN                    AGAINST

4. To consider and vote upon a proposal to amend Worldwide's Certificate of Incorporation to provide for a 5 to 1 reverse capitalization of the Company's outstanding common stock, $.01 par value.

            FOR                       ABSTAIN                    AGAINST

5. Ratification of Friedman Alpren & Green, LLP as the Company's independent certified public accountant.

            FOR                       ABSTAIN                    AGAINST

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. A VOTE TO "ABSTAIN" WILL NOT BE COUNTED TOWARDS THE REQUISITE AFFIRMATIVE VOTE TO APPROVE PROPOSALS 2, 3, 4 OR 5.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears below.      When shares are held by joint
tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




-----------------------------------            Signature


-----------------------------------            Signature if held jointly